Consent of Independent Certified Public Accountants

   We have issued our report dated April 28, 2000 accompanying the financial statements of Insured Municipals Income Trust, 158th Insured Multi-Series as of February 29, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                       Grant Thornton LLP

Chicago, Illinois
June 26, 2000